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Exhibit 10.7

                        , 2008

Third Wave Acquisition Corp.
591 West Putnam Avenue
Greenwich, Connecticut 06830

Re:
Initial Public Offering

Ladies and Gentlemen:

        The undersigned stockholder of Third Wave Acquisition Corp., a Delaware corporation (the "Company"), in consideration of Deutsche Bank Securities Inc., as representative of the several underwriters (the "Underwriters") of the Company's initial public offering, agreeing to underwrite an initial public offering (the "IPO") of the Company's units ("Units"), each comprised of one share of the Company's common stock, par value $0.001 per share ("Common Stock"), and one warrant exercisable for one share of Common Stock ("Warrant"), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

        1.     If the Company solicits approval of its stockholders of a Business Combination and/or Extension Period, the undersigned will vote all Founder Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares.

        2.     If a Transaction Failure occurs, the undersigned will take all reasonable actions within the undersigned's power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares in accordance with the Investment Management Trust Agreement to be entered into by and between the Company and American Stock Transfer & Trust Company, as trustee (the "Trust Agreement"), and (ii) the Company to liquidate as soon as reasonably practicable after the Termination Date (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the "Liquidation Date"). The undersigned hereby waives any and all right, title, interest or claim of any kind (each, a "Claim") in or to (x) any distribution of the Trust Account with respect to the undersigned's Founder Shares in connection with a liquidation, and (y) any remaining net assets of the Company after such liquidation. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the funds held in or distributed from the Trust Account for any reason. The undersigned hereby waives any right to demand conversion of the undersigned's Founder Shares into any portion of the Trust Account. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of the undersigned's Founder Shares.

        3.     Except as disclosed in the Registration Statement, none of the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive, and such persons will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination, other than any out-of-pocket expenses incurred by the undersigned in connection with activities on the Company's behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective target acquisitions to examine their operations.

        4.     None of the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder's fee, consulting fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

        5.     The undersigned will escrow the undersigned's Founder Units, Co-Investment Units and Sponsor Warrants in accordance with the terms of a Securities Escrow Agreement that the Company will enter into with the undersigned and an escrow agent acceptable to the Company. The undersigned further agrees that he will not hypothecate, donate, encumber or otherwise dispose of any interest in Arrow Third Wave LLC until the earliest of (a) 180 days from the completion of a Business Combination, (b) the Company's liquidation and (c) the consummation of a transaction after the consummation of a Business Combination that results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

        6.     The undersigned agrees to be an officer and director of the Company and currently intends to serve until the earlier of the consummation by the Company of a Business Combination and the liquidation of the Company. The undersigned's Directors and Officers Questionnaire and FINRA Questionnaire furnished to the Company and attached hereto as Exhibit A and the undersigned's biographical information in the Registration Statement are true and accurate in all respects and do not omit any material information with respect to the undersigned's background.

        7.     The undersigned represents and warrants to the Company that:

          (a)   The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b)   The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and the undersigned is not currently a defendant in any such criminal proceeding;

          (c)   The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

          (d)   A petition under any federal bankruptcy laws or any state insolvency law was not filed by or against, nor was a receiver fiscal agent or similar officer appointed by a court for the business or property of the undersigned, or for any partnership in which the undersigned was a general partner, in each case within the past ten years or for any corporation or business association of which the undersigned was an executive officer within the past ten years;

          (e)   The undersigned has not been subject to any order prohibiting and is not subject to any legal proceeding seeking to prohibit the undersigned from engaging in any type of business practice;

          (f)    The undersigned has not been found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state securities law;

          (g)   The undersigned has not been found by a court of competent jurisdiction in a civil action by the Commodity Futures Trading Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state commodities law; and

          (h)   The Company will not consummate any Business Combination with any entity in which any of the Founders or any of their respective affiliates has a direct equity interest or with which the undersigned has had any discussions, formal or otherwise, with respect to a Business Combination prior to the consummation of the IPO, and the Company will not invest alongside any of the Founders or any of their respective affiliates.

        8.     In order to minimize potential conflicts of interest that may arise from multiple affiliations, until the earliest of a Business Combination, 24 months after the consummation of the IPO and such time as the undersigned ceases to be an officer, director or a stockholder of the Company, the undersigned will present to the Company (subject to any fiduciary or contractual obligations of the undersigned as of the date hereof) for the Company's consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest

(whether through the acquisition of a majority of the voting equity interests of the target business or through other means) in a company that is not publicly traded on a stock exchange or over-the-counter market with an enterprise value of $280 million or higher, except, because the Company will not complete a Business Combination with any entity that is primarily engaged in the real estate, lodging and/or hospitality, energy, or infrastructure industries, the undersigned will not be required to present to the Company any such business opportunity.

        9.     The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as an officer and director of the Company.

        10.   The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

        11.   This letter agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement; provided, further, that the following sections shall survive such termination: 2, 3, 4, 5, 11, 12, 13, 14 and 15.

        12.   The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Company, the Underwriters and their respective legal representatives or agents (including any investigative search firm retained by any of the foregoing) any information they may have about the undersigned's background and finances for the purposes of such party's participation in the IPO.

        13.   This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against the Company or the undersigned arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

        14.   Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.

        15.   No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by a written instrument executed and delivered by the undersigned, the Company and the Underwriters.

Sincerely,

Mal Serure

Accepted and agreed:

THIRD WAVE ACQUISITION CORP.

By:

Name:	Barry S. Sternlicht
Title:	Chief Executive Officer

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

        Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

        "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

        "Business Combination" shall have the meaning ascribed to it in the Registration Statement.

        "Business Combination Date" shall mean the date upon which a Business Combination is consummated.

        "Co-Investment Units" shall mean the Units to be issued in the private placement by the Company of 3,500,000 Units immediately prior to the consummation of the Business Combination.

        "Effective Date" shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

        "Extension Period" shall mean the extension, upon stockholder approval, of the period of time during which the Company may complete a Business Combination from 24 months to 36 months if the Company has entered into a definitive agreement relating to a Business Combination within 24 months following the IPO and anticipates that it may not be able to consummate a Business Combination within 24 months of the IPO.

        "Founders" shall mean all of the officers, directors and stockholders of the Company immediately prior to the IPO.

        "Founder Shares" shall mean the shares of Common Stock comprising part of the Founder Units.

        "Founder Units" shall mean all Units owned by a Founder immediately prior to the IPO. For the avoidance of doubt, Founder Units shall not include any IPO Shares purchased by Founders in connection with or subsequent to the IPO.

        "Immediate Family" shall mean, with respect to any person, such person's spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

        "IPO Shares" shall mean all shares of Common Stock issued by the Company in the IPO, including any such shares held by a Founder.

        "Private Placement" shall mean the private placement by the Company of 7,800,000 Warrants prior to the IPO.

        "Prospectus" shall mean the final prospectus filed with respect to the Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

        "Registration Statement" shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the IPO.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Sponsor Warrants" shall mean the warrants issued in the Private Placement.

        "Termination Date" shall mean the 24-month anniversary of the date of the consummation of the IPO (or 36-month anniversary if extended pursuant to a stockholder vote as described in the Registration Statement).

        "Transaction Failure" shall mean the failure to consummate a Business Combination within 24 months of the date of the consummation of the IPO (or within 36 months if extended pursuant to a stockholder vote as described in the Registration Statement).

        "Trust Account" shall mean that certain trust account at                        , maintained by American Stock Transfer & Trust Company, acting as trustee, and in which the Company deposited the "total amount held in trust," as described in the Prospectus.

I-1

Exhibit A

Directors and Officers Questionnaire and FINRA Questionnaire

I-2

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  Exhibit 10.7
SCHEDULE 1 SUPPLEMENTAL COMMON DEFINITIONS
Exhibit A Directors and Officers Questionnaire and FINRA Questionnaire